UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2024 (October 16, 2023)

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	CPSI	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 17, 2023 (the “Original Form 8-K”). The Original Form 8-K reported CPSI’s acquisition of Viewgol, LLC, a Delaware limited liability company (the “Acquisition”). Except as set forth below, the Original Form 8-K is unchanged.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses or funds acquired.

(b)	Pro forma financial information.

CPSI disclosed in the Original Form 8-K that financial statements required by Item 9.01(a) of Form 8-K and pro forma financial information required by Item 9.01(b) of Form 8-K relating to the Acquisition would be filed by an amendment to the Original Form 8-K no later than 71 calendar days after the filing of the Original Form 8-K. Subsequent to the filing of the Original Form 8-K and upon further analysis, CPSI determined that it is not required to file such financial statements or pro forma financial information required under Item 9.01(a) or (b), respectively, because the Acquisition was not “significant” as defined in Regulation S-X promulgated by the SEC. Accordingly, CPSI hereby amends the Original Form 8-K to eliminate references to the subsequent filing of financial statements required by Item 9.01(a) and pro forma financial information required by Item 9.01(b) relating to the Acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 2, 2024	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer